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                                                                    Exhibit 23.1




               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Waste Connections, Inc. 2002 Restricted Stock Plan of our report dated February 15, 2002, with respect to the consolidated financial statements and schedule of Waste Connections, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Sacramento, California
June 12, 2002